EXHIBIT 10.1

AMENDMENT NO. 1 TO THE

TENAX THERAPEUTICS, INC. 2022 STOCK INCENTIVE PLAN

WHEREAS, Tenax Therapeutics, Inc. (the “Company”), maintains the 2022 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant and subject to Section 16(a) of the Plan, the board of directors of the Company (the “Board”) is authorized to amend the Plan, subject to the approval of the Company’s stockholders; and

WHEREAS, the Board deems it to be in the best interests of the Company to amend, and to submit for stockholder approval at the next annual meeting of stockholders of the Company, the amendment of the Plan as set forth below.

NOW, THEREFORE, in accordance with the provisions of Section 16(a) of the Plan and conditioned upon the receipt of stockholder approval as described therein, the Plan is hereby amended in the following respects:

1. Section 3(a) of the Plan is deleted in its entirety and the following substituted in lieu thereof:

“(a) Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is the sum of (i) 400,000 Shares, (ii) the number of Shares remaining available for grant under the Prior Plan as of the Effective Date, and (iii) the number of Shares underlying any award granted under the Prior Plan that expires, terminates, or is canceled or forfeited under the terms of the Prior Plan without such Shares having been issued. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment of the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan was adopted by the Board on March 15, 2024, and approved by the Company’s shareholders on June 7, 2024.

TENAX THERAPEUTICS, INC.

By:	/s/ Christopher T. Giordano
Name:	Christopher T. Giordano
Title:	President and Chief Executive Officer